We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ARM Financial Group, Inc. 1998 Non-Employee Director Stock Option Plan of our reports dated February 10, 1998, with respect to the consolidated financial statements and financial statement schedules of ARM Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Louisville, Kentucky
July 15, 1998